EXHIBIT 10.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (together with the exhibits and schedules hereto, this “Agreement”) is dated as of October 17, 2006 by and among Eagle Energy, LLC, a South Dakota limited liability company (“Seller”), Pacific Ethanol California, Inc., a California corporation (“Buyer”), and Pacific Ethanol, Inc., a Delaware corporation (“Parent”). Unless otherwise defined in this Agreement, capitalized terms used in this Agreement are defined in Exhibit A.

Recitals

Whereas, Seller owns 10,094.595 Class B Voting Units (the “Membership Interests”) of Front Range Energy, LLC, a Colorado limited liability company (the “Company”), which represents approximately 42% of the outstanding membership interests of the Company.

Whereas, the Company is engaged in the business (the “Business”) of operating an approximate 40 million gallon per year corn ethanol plant, providing management services to operate the corn ethanol plant and such other activities related to the foregoing.

Whereas, the Buyer desires to acquire from Seller, and Seller desires to sell and transfer to Buyer, all of the Membership Interests on the terms and subject to the conditions set forth herein.

Agreement

Therefore, in consideration of the foregoing and the mutual agreements and covenants set forth below, the Parties hereby agree as follows:

ARTICLE 1

Purchase And Sale of Membership Interests

1.1 Acquisition. Subject to the terms and conditions of this Agreement, Buyer agrees to purchase, and Seller agrees to sell, convey, assign, transfer and deliver to Buyer, the Membership Interests, free and clear of all Encumbrances, on the Closing Date.

ARTICLE 2

Purchase Price

2.1 Purchase Price. As consideration for the sale of the Membership Interests to Buyer:

(a) at the Closing, Buyer shall pay to Seller, in cash, a total of $29,750,000 (the “Cash Consideration”) by wire transfer to the Account;

(b) at the Closing, Buyer shall deposit the sum of $250,000 in an escrow account to be established as of the Closing Date pursuant to an Escrow Agreement among Buyer, Seller and Wells Fargo Bank, N.A., as Escrow Agent, in substantially the form of Exhibit B (the “Escrow Agreement”);

(c) at the Closing, Parent shall issue to Seller a warrant to purchase 693,963 shares of Parent Common Stock at an exercise price of $14.41 per share, substantially in the form attached hereto as Exhibit C (the “Warrant”); and

(d) at the Closing, Parent shall issue 2,081,888 shares of Parent Common Stock to Seller (the “Shares”).

2.2 Sales Taxes. Seller shall bear and pay, and shall reimburse Buyer and Buyer’s affiliates for, any sales taxes, use taxes, transfer taxes, documentary charges, recording fees or similar taxes, charges, fees or expenses, if any, that become due and payable as a result of the consummation of the Transactions.

2.3 Closing. The closing of the sale of the Membership Interests to Buyer (the “Closing”) shall take place at the offices of Cooley Godward llp in Broomfield, Colorado at 10:00 a.m. on the date hereof. The date on which the Closing takes place shall be referred to as the “Closing Date.”

ARTICLE 3

Seller’s Representations and Warranties

Seller represents and warrants to and for the benefit of the Indemnified Parties that:

3.1 Organization. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of South Dakota. Seller is in good standing and qualified to do business as a foreign corporation in any state in which it is doing business. Seller has provided to Buyer complete and correct copies of the Charter Documents of Seller as currently in effect. All managers, members and officers of Seller are identified on Exhibit D.

3.2 Due Authorization; Enforceability. The execution, delivery and performance of this Agreement and the other Transaction Documents to which Seller is a party has been duly and validly authorized by Seller. Assuming the due authorization, execution and delivery of the same by Buyer, this Agreement and each of the other Transaction Documents to which Seller is a party constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms (except as may be limited by bankruptcy, insolvency, reorganization and other similar laws and equitable principles relating to or limiting creditors’ rights generally).

3.3 Non-Contravention; Consents. Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the Transactions. Neither the execution and delivery of this Agreement and the other Transaction Documents, nor the consummation of the Transactions, will directly or indirectly (with or without notice or lapse of time): (i) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Charter Documents of Seller; (ii) conflict with or violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject; (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Seller is a party or by which it is bound; or (iv) result in the imposition or creation of an Encumbrance upon the Membership Interests.

3.4 Ownership of Membership Interests. Seller is the unconditional and sole legal, beneficial, record and equitable owner of the Membership Interests, and Seller has full power and authority to sell and transfer the Membership Interests, free and clear of any restrictions on transfer or any other Encumbrances. Seller has not ever sold, assigned transferred or otherwise disposed of all or any portion of the Membership Interests. Seller’s ownership of the Membership Interests has been at all times conducted in accordance with applicable Law. Seller is not a party to any option, warrant, purchase right, or other contract or commitment (other than this Agreement) that could require Seller to sell, transfer, or otherwise dispose of any membership interests, or any voting or economic right therein, of the Company. Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any membership interests of the Company. The Membership Interest Certificates represent all the Membership Interests.

3.5 Distributions. Seller has no current outstanding obligation to return to the Company all or any portion of any distribution previously received from the Company in respect of the Membership Interests.

3.6 No Material Adverse Change. Since June 30, 2006, Seller has not received any notice that could lead it to believe that the Company has suffered a Material Adverse Change.

3.7 Operating Agreement. The Operating Agreement is a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms (except as may be limited by bankruptcy, insolvency, reorganization and other similar laws and equitable principles relating to or limiting creditors’ rights generally).

3.8 Securities Representations.

(a) Seller is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”, and each member of Seller is an accredited investor.

(b) Seller understands that the Shares, the Warrant and the Exercise Shares are “restricted securities” and that the sale of the Shares and the Warrant to Seller has not been registered under the Securities Act.

(c) Seller is acquiring the Shares and the Warrant for its own account for investment only, has no present intention of distributing the Shares or the Warrant and has no arrangement or understanding with any other person regarding the distribution of the Shares or the Warrant (this representation and warranty not limiting Seller’s right to sell the Shares pursuant to an effective registration statement under the Act or the Shares or the Warrant otherwise in accordance with an exemption from registration under the Securities Act).

(d) Seller recognizes that the Shares, the Warrant and the Exercise Shares cannot be resold unless they are subsequently registered under the Act or an exemption from such registration is available.

(e) Seller understands and agrees that the Warrant and all certificates evidencing the Shares to be issued to Seller and that the Exercise Shares will bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR LAWS OR, IF REASONABLY REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

3.9 Brokers. Seller has not agreed or become obligated to pay, or has taken any action that might result in any person, entity or governmental body claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with any of the Transactions.

3.10 Disclosure. None of the representations or warranties made by Seller herein or in any other Transaction Document or in any certificate furnished by Seller pursuant to this Agreement or any other Transaction Document, when all such documents are read together in their entirety, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact within the knowledge of Seller that may have an adverse effect on Seller or may have the effect of interfering with any of the Transactions.

ARTICLE 4

Buyer’s Representations and Warranties

Buyer represents and warrants to Seller that:

4.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of California.

4.2 Due Authorization; Enforceability. The execution, delivery and performance of this Agreement and the other Transaction Documents to which Buyer is a party has been duly and validly authorized by Buyer. Assuming the due authorization, execution and delivery of the same by Seller, this Agreement and each of the other Transaction Documents to which Buyer is a party constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms (except as may be limited by bankruptcy, insolvency, reorganization and other similar laws and equitable principles relating to or limiting creditors’ rights generally).

4.3 Brokers. Buyer has not agreed or become obligated to pay, or has taken any action that might result in any person, entity or governmental body claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with any of the Transactions.

ARTICLE 5

Parent’s Representations and Warranties

Parent represents and warrants to Seller that:

5.1 Organization. Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.

5.2 Due Authorization; Enforceability. The execution, delivery and performance of this Agreement and the other Transaction Documents to which Parent is a party has been duly and validly authorized by Parent. Assuming the due authorization, execution and delivery of the same by Seller, this Agreement and each of the other Transaction Documents to which Parent is a party constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with their respective terms (except as may be limited by bankruptcy, insolvency, reorganization and other similar laws and equitable principles relating to or limiting creditors’ rights generally).

5.3 Capitalization. The authorized share capital of Parent, as of the date of this Agreement, consists of (a) 100,000,000 shares of Parent Common Stock and (b) 10,000,000 shares of preferred stock, $0.001 par value per share, of which 7,000,000 shares are designated as Series A Cumulative Redeemable Convertible Preferred Stock, of which 5,250,000 shares are issued and outstanding. According to a certificate from Parent’s transfer agent, 31,229,236 shares of Parent Common Stock were issued and outstanding as of July 21, 2006.

5.4 Valid Issuance. The Shares will, when issued in accordance with the provisions of this Agreement, and the Exercise Shares will, when issued in accordance with the provisions of the Warrant, be validly issued, fully paid and nonassessable and will be free of any liens or Encumbrances; provided, however, that the Shares and Exercise Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time the transfer is proposed.

5.5 Nasdaq. As of the date of this Agreement, the Parent Common Stock is registered pursuant to the Exchange Act and is listed on the Nasdaq Global Market (“Nasdaq”). Parent has taken no action designed to, or likely to have the effect of, terminating the registration of the Parent Common Stock under the Exchange Act or delisting or disqualifying such Parent Common Stock from Nasdaq, nor has Parent received any notification that the SEC or Nasdaq is contemplating terminating such registration or admission for quotation.

5.6 Brokers. Parent has not agreed or become obligated to pay, or has taken any action that might result in any person, entity or governmental body claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with any of the Transactions.

ARTICLE 6

Closing Deliverables

6.1 Deliverables by Seller. At the Closing, Seller shall deliver the following to Buyer:

(a) a certificate from Seller certifying that (i) each of the representations and warranties made by Seller in this Agreement is true and correct as of the date of this Agreement and (ii) each of the covenants and agreement that Seller is required to have complied with or performed pursuant to this Agreement at or prior to the Closing has been duly complied with and performed in all respects;

(b) a certificate, validly executed by the Secretary of Seller, certifying as to (i) the Charter Documents of Seller; (ii) resolutions or instruments of each of the managers and members of Seller authorizing the execution, delivery and performance by Seller of this Agreement and the Transactions; and (iii) an incumbency certificate evidencing the authority and specimen signature of each authorized person of Seller executing this Agreement and any other certificate provided pursuant to this Section 6.1. Such certificate shall state that such Charter Documents and resolutions (or other authorizing actions or instruments) have not been amended, modified, revoked or rescinded and are in full force and effect on and as of the Closing Date and that all proceedings required to be taken on the part of Seller in connection with the Transactions have been duly authorized and taken;

(c) a certificate from Seller certifying that attached thereto are (i) true and complete copies of the minutes and other records of all meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the managers or members of Seller since its formation and (ii) true and complete copies of each material contract, agreement or commitment to which Seller is party or by which it is bound as of the date thereof, including all amendments or modifications thereto. Such certificate shall state that there have been no meetings or other proceedings of the managers or members of Seller that are not fully reflected in such minutes or other records;

(d) the Membership Interest Certificates, duly endorsed (or accompanied by duly executed stock powers) with a medallion signature guarantee provided by an eligible guarantor institution;

(e) the assignment and assumption agreement, in the form attached hereto as Exhibit E (the “Assignment and Assumption”), executed by Seller;

(f) the Escrow Agreement, executed by Seller;

(g) the registration rights agreement, in the form attached hereto as Exhibit F (the “Registration Rights Agreement”), executed by Seller; and

(h) the non-competition agreement, in the form attached hereto as Exhibit G (the “Non-Competition Agreement”), executed by Seller and each of the members, managers, directors and management of Seller;

(i) such instruments of assumption and other documents or instruments as Buyer reasonably may request to effect the Transactions;

(j) an opinion of counsel to Seller substantially in the form attached hereto as Exhibit H;

(k) a non-foreign affidavit dated as of the Closing Date, in form and substance required under the Treasury Regulations issued pursuant to Code §1445 stating that Seller is not a “Foreign Person” as defined in Code §1445; and

(l) a good standing certificate from the State of South Dakota and from any other State in which Seller is qualified to do business, dated as of a recent date prior to the Closing.

6.2 Closing Deliverables by Buyer. At the Closing, Buyer shall deliver the following to Seller:

(a) a certificate from Buyer certifying that (i) each of the representations and warranties made by Buyer in this Agreement is true and correct as of the date of this Agreement and (ii) each of the covenants and obligations that Buyer is required to have complied with or performed pursuant to this Agreement at or prior to the Closing has been duly complied with and performed in all respects;

(b) the Cash Consideration;

(c) the Escrow Agreement, executed by Buyer and the Escrow Agent;

(d) the Assignment and Assumption, executed by Buyer;

(e) the Registration Rights Agreement, executed by Buyer; and

(f) the Non-Competition Agreement, executed by the Company and Buyer.

6.3 Closing Deliverables by Parent. At the Closing, Parent shall deliver the following to Seller:

(a) a certificate from Parent certifying that (i) each of the representations and warranties made by Parent in this Agreement is true and correct as of the date of this Agreement and (ii) each of the covenants and obligations that Parent is required to have complied with or performed pursuant to this Agreement at or prior to the Closing has been duly complied with and performed in all respects;

(b) the Common Shares;

(c) the Warrant.

ARTICLE 7

Indemnification

7.1 Survival of Representations and Covenants.

(a) The covenants and agreements of each Party shall survive the Closing as of the Transactions for the periods specified in such covenants and agreements, or if no period is specified, until the fourth anniversary of the Closing.

(b) The representations, warranties, covenants and obligations of Seller and the rights and remedies that may be exercised by any Indemnified Party shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or any knowledge of, any of the Indemnified Parties or any of their Representatives.

(c) The representations and warranties of Seller contained in this Agreement shall remain in full force and effect and shall expire on the six month anniversary of the Closing; provided, however, that the foregoing expiration date shall not apply to (i) claims based on fraud, intentional misrepresentation or willful breach which shall survive for the applicable statute of limitations and (ii) claims related to breaches of the representations and warranties contained in Section 3.1 (Organization), Section 3.2 (Due Authorization; Enforceability) and Section 3.4 (Ownership of Membership Interests), which shall survive until the fourth anniversary of the Closing; provided further, however, that if Buyer notifies Seller of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer on or prior to the applicable expiration date, then such representation or warranty shall not so expire, but rather shall remain in full force and effect until such time as such claim has been fully and finally resolved, either by means of a written settlement agreement or by means of a final, non-appealable judgment issued by a court of competent jurisdiction.

(d) The representations and warranties of Buyer contained in this Agreement shall survive until the fourth anniversary of the Closing.

7.2 Indemnification by Seller. Seller shall hold harmless and indemnify each of the Indemnified Parties from and against, and shall compensate and reimburse each of the Indemnified Parties for, any Losses that are directly or indirectly suffered or incurred by any of the Indemnified Parties or to which any of the Indemnified Parties may otherwise become subject at any time (regardless of whether or not such Losses relate to any third-party claim) and that arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

(a) any breach by Seller or of any representation or warranty of Seller contained in this Agreement, any other Transaction Document or in any certificate delivered by pursuant to any provision of this Agreement or any other Transaction Document;

(b) any breach of any covenant or agreement of Seller contained in this Agreement or any other Transaction Document; or

(c) any liability of Seller.

ARTICLE 8

Additional Agreements

8.1 Further Assurances. Each Party agrees to execute and deliver such further documents and instruments and to take such further actions after the Closing as may be necessary or desirable and reasonably requested by the other Party to give effect to the Transactions.

8.2 Expenses; Attorneys’ Fees. Each Party shall bear and pay all fees, costs and expenses that have been incurred or that are in the future incurred by, on behalf of, such Party in connection with the negotiation, preparation and review of this Agreement, the other Transaction Documents and all certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions, and the consummation and performance of the Transactions. If a Party shall bring any action, suit, counterclaim, appeal, arbitration, or mediation for any relief against the other Party, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (referred to herein as an “Action”), the non-prevailing party in such Action shall pay to the prevailing party in such Action a reasonable sum for the prevailing party’s attorneys’ fees and expenses.

8.3 Confidentiality. Seller shall treat and hold as confidential any information concerning the business and affairs of the Company that is not already generally available to the public (the “Confidential Information”) and refrain from using any of the Confidential Information except in connection with this Agreement. In the event that Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, it shall notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 8.3. If, in the absence of a protective order or the receipt of a waiver hereunder, Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, it may disclose the Confidential Information to the tribunal; provided that it shall use its best efforts to obtain, at the request and expense of Buyer, an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as Buyer shall designate. Seller acknowledges and agrees that in the event of a breach of any of the provisions of this Section 8.3, monetary damages may not constitute a sufficient remedy. Consequently, in the event of any such breach, the Company, Buyer and/or their respective successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof, in each case without the requirement of posting a bond or proving actual damages.

8.4 Tax Matters.

(a) Allocation of Company Tax Items. Buyer and Seller shall request that the Company allocate all items of Company income, gain, loss and deduction attributable to the Membership Interests for the taxable year of the Closing based on a closing of the Company’s books as of the close of business on the Closing Date; provided that Buyer and Seller shall request that any Company tax credits attributable to the Membership Interests for the taxable year of the Closing (including, without limitation, any small ethanol producer credit described in Section 40(b)(4) of the Code) be allocated ratably to each day in the entire 365-day taxable year of the Closing, so that Buyer and Seller both share in a ratable portion of such credits for the entire 365-day taxable year, based on the number of days in such taxable year (i) up to and including the Closing Date, in the case of Seller, and (ii) after the Closing Date, in the case of Buyer. Notwithstanding the foregoing, if it is determined that ratable allocation of tax credits cannot be effectuated in tandem with a closing of the Company’s books as of the Closing Date as contemplated in the preceding sentence, then Seller shall pay to Buyer a dollar amount equal to the dollar amount of such credits which would have been allocated to the period after the Closing Date (in accordance with the preceding sentence) had such ratable allocation been effectuated.

(b) Tax Information. Promptly upon request, Seller will provide to Buyer the amount of Seller’s taxable loss, if any, recognized with respect to the sale of the Membership Interests.

(c) Distributions Attributable to Pre-Closing Income. Buyer shall request that the Company provide Buyer and Seller (as soon as reasonably practicable after the closing of the books set forth in Section 8.4(a)) with a calculation of (i) the net taxable income (net of cumulative losses) of the Company allocated to Seller through the Closing Date in accordance with Section 8.4(a) above (“Pre-Closing Net Income”), and (ii) the aggregate distributions paid to Seller by the Company through the Closing Date (“Pre-Closing Distributions”). In the event that the Pre-Closing Net Income exceeds the Pre-Closing Distributions, Buyer shall direct that the Company pay over to Seller all distributions otherwise payable by the Company to Buyer with respect to the Membership Interests until the amount of such distributions paid to Seller after the Closing Date equals the amount of such excess. Either Buyer or Seller may challenge the calculation of Pre-Closing Net Income or Pre-Closing Distributions by giving notice of such challenge to the Company and to the other within ten (10) business days after the Company’s calculation is provided to such party. If Buyer and Seller shall not have reached agreement as to the amount of Pre-Closing Net Income and Pre-Closing Distributions within ten (10) business days of the date of such notice, determination of the amount of Pre-Closing Net Income and Pre-Closing Distributions shall be referred promptly to Ehrhardt Keefe Steiner & Hottman PC (or other auditing firm reasonably acceptable to Buyer and Seller) (the “Auditor”), which shall be engaged by Buyer and Seller to make such termination. In connection with such engagement, Buyer and Seller each shall propose an amount of distributions to be paid by the Company to Seller after the Closing Date. The determination of the Auditor shall be binding on Buyer and Seller as to the amount of distributions to be paid by the Company to Buyer after the Closing Date in the absence of manifest error. During the period that any challenge to the calculation of Pre-Closing Net Income or Pre-Closing Distributions is pending, distributions to Buyer by the Company of any amount in dispute shall be withheld by the Company and paid to Buyer or Seller, as appropriate, only upon final determination of the amount of Pre-Closing Net Income or Pre-Closing Distributions. The costs incurred in connection with the determination made by the Auditor shall be paid by the Party who proposed an amount of distributions to be paid by the Company to Buyer after the Closing Date that varied by a greater amount from the amount finally determined by the Auditor than the amount proposed by the other Party or shall be shared equally if the amounts proposed by Buyer and Seller varied by an equal amount.

(d) Capital Account. Except as set forth in Section 8.7(c), Seller shall receive no further distributions from the Company. Buyer shall succeed to the entire Capital Account of Seller attributable to the Membership Interests.

8.5 Disposition of Shares, Warrant and Warrant Shares. Seller agrees not to make any disposition of all or any part of the Shares, the Warrant or the Warrant Shares unless and until:

(a) There is then in effect a registration statement under the Securities Act covering such proposed disposition, such disposition is made in accordance with such registration statement and Seller shall have provided to Buyer reasonable evidence of the manner of disposition and compliance with any applicable prospectus delivery requirements; or

(b) Seller shall have notified Buyer of the proposed disposition and shall have furnished Buyer with a statement of the circumstances surrounding the proposed disposition, and if reasonably requested by Buyer, Seller shall have furnished Buyer with an opinion of counsel, reasonably satisfactory to Buyer, for Seller to the effect that such disposition will not require registration of the Shares, the Warrants or the Exercise Shares under the Securities Act or applicable state securities laws.

ARTICLE 9

Miscellaneous

9.1 Amendment and Waiver. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Buyer and Seller.

9.2 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered, when mailed by certified mail, return receipt requested, when sent by facsimile with confirmation of receipt received, or when delivered by overnight courier with executed receipt. Notices, demands and communications to Seller or Buyer shall, unless another address is specified in writing in accordance herewith, be sent to the address indicated below:

Notices to Seller:                  Eagle Energy, LLC
c/o David Fick, President
2113 Pebble Beach Lane
Brandon, SD  57005
Tel: 605-201-1087
Fax:  605-582-8850

with a copy to:                      Dorsey & Whitney LLP
50 South Sixth Street, Suite 1500
Minneapolis, MN 55402
Attn: Robert G. Hensley
Tel: (612) 340-2655
Fax: (612) 340-7800

Notices to Buyer:                 Pacific Ethanol California, Inc.
5711 N. West Avenue
Fresno, CA 93711
Attn: Neil Koehler
Tel: (559) 435-1771
Fax: (559) 435-1478

with copies to:                  Pacific Ethanol, Inc.
5711 N. West Avenue
Fresno, CA 93711
Attn: General Counsel
Tel: (559) 435-1771
Fax: (559) 435-1478

and to:                            Cooley Godward LLP
380 Interlocken Crescent, Suite 900
Broomfield, CO 80021
Attn: Francis R. Wheeler, Esq.
Tel: (720) 566-4231
Fax: (720) 566-4099

9.3 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by either Party without the prior written consent of the other Party; provided, however, that Buyer may assign in whole its right, title and interest under this Agreement to any Affiliate.

9.4 Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

9.5 Complete Agreement; Schedules And Exhibits. Each schedule and exhibit delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement, although schedules need not be attached to each copy of this Agreement. This Agreement, together with such schedules and exhibits, and the documents referred to herein contain the complete agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.

9.6 Governing Law; Venue.

(a) The laws of the State of Colorado, without regard to conflict of law doctrines, govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

(b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the County of Denver, Colorado. Each party to this Agreement:

(i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Denver, Colorado (and each appellate court located in the State of Colorado) in connection with any such legal proceeding;

(ii) agrees that each state and federal court located in the County of Denver, Colorado shall be deemed to be a convenient forum; and

(iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of Denver, Colorado, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

9.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Documents will be deemed as originals if received by facsimile copy.

9.8 Third Party Beneficiaries. Nothing in this Agreement is intended or will be construed to entitle any person or entity, other than Buyer and Seller or their respective permitted transferees and assigns, to any claim, cause of action, remedy or right of any kind.

9.9 Severability. The validity, legality or enforceability of the remainder of this Agreement will not be affected even if one or more of the provisions of this Agreement will be held to be invalid, illegal or unenforceable in any respect.

[Signatures Follow]

In Witness Whereof, each of the parties has caused this Agreement to be duly executed by duly authorized individuals as of the date hereof.

Buyer

Pacific Ethanol California, Inc.,
a California corporation

By:  /s/Neil M. Koehler
Name: Neil M. Koehler
Title: CEO

Seller

Eagle Energy, LLC,
a South Dakota limited liability company

By:  /s/David M. Fink
Name: David M. Fink
Title: President

Parent

Pacific Ethanol, Inc.,
a Delaware corporation

By:  /s/Neil M. Koehler
Name: Neil M. Koehler
Title: CEO

Exhibit A

Definitions

“Account” means account number 4581024865 held by Seller at First Farmers & Merchants National Bank, 303 East Main, Luverne, Minnesota 56156, Attn: Cliff Boom (telephone: 507 283 4463) (ABA# 091216007).

“Affiliate” means an individual or entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified individual or entity. For purposes of this definition, “control” shall include, without limitation, the exertion of significant influence over an individual or entity and shall be conclusively presumed as to any fifty percent (50%) or greater equity interest.

“Assignment and Assumption” is defined in Section 7.1.

“Business” is defined in the recitals hereto.

“Buyer” is defined in the preamble hereof and shall also include any Affiliate of Buyer that becomes an assignee of the Agreement pursuant to the terms of Section 9.3.

“Charter Documents” shall mean, as applicable, the specified entity’s (i) certificate of incorporation or formation or other charter or organizational documents, and (ii) bylaws or operating agreement, each as from time to time in effect.

“Closing” is defined in Section 2.3.

“Closing Date” is defined in Section 2.3.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” is defined in the recitals hereto.

“Confidential Information” is defined in Section 8.3.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the transfer of an asset, any restriction on the receipt of any income derived from an asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of an asset).

“Escrow Agreement” is defined in Section 2.1.

“Exercise Shares” means the shares of Parent Common Stock issuable upon exercise of the Warrant.

A-1

“Indemnified Party” means (a) Buyer, (b) the Company; (c) Buyer’s and the Company’s current and future Affiliates; (d) the respective Representatives of the persons referred to in clauses (a), (b) and (c); and the respective successors and assigns of the persons referred to in clauses (a), (b), (c) and (d) above.

“Loss” shall include any loss, damage, injury, decline in value, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including court costs and any cost of investigation) or expense of any nature.

“Material Adverse Change” means any change or changes that are material and adverse to the Business, properties, prospects, working capital, financial condition or results of operations of the Company.

“Membership Interests” is defined in the recitals hereto.

“Membership Interest Certificates” means collectively (i) Certificate of Membership of Front Range Energy, LLC #2, representing 4,094.595 Class B Voting Units of the Company and (ii) Certificate of Membership of Front Range Energy, LLC #3, representing 6,000 Class B Voting Units of the Company.

“Operating Agreement” means the Second Amended and Restated Operating Agreement of Front Range Energy, LLC, dated as of October 20, 2005.

“Parent” is defined in the preamble hereof.

“Parent Common Stock” means the common stock, par value $0.001 per share, of Parent.

“Party” or “Parties” means any of Seller and Buyer.

“Person” means any individual, person, limited liability company, partnership, trust, unincorporated organization, corporation, association, joint stock company, business, group, government, government agency or authority or other entity.

“Registration Rights Agreement” is defined in Section 6.1.

“Representatives” shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Seller” is defined in the preamble hereof.

“Shares” is defined in Section 2.1(d).

A-2

“Tax” means any foreign, federal, state, county or local income, sales and use, excise, franchise, real and personal property, transfer, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or charge imposed by any governmental entity, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, and any Loss in connection with the determination, settlement or litigation of any Tax liability.

“Transactions” shall mean (a) the execution and delivery of the respective Transaction Documents; and (b) all of the transactions contemplated by the respective Transaction Documents, including (i) the sale of the Membership Interests by Seller to Buyer in accordance with this Agreement; (ii) the issuance of the Shares and Warrant to Seller by Parent; and (iii) the performance by Seller and Buyer of their respective obligations under the Transaction Documents and the exercise by Seller and Buyer of their respective rights under the Transaction Documents.

“Transaction Documents” shall mean (a) the Agreement; (b) the Escrow Agreement; (c) the Registration Rights Agreement; (c) the Non-Competition Agreement; (d) the Warrant; and (e) the certificates referred to in Sections 6.1(a), (b) and (c).

“Warrant” is defined in Section 2.1(c).

A-3